        THE SECURITIES REPRESENTED BY THIS CERTIFICATE  HAVE NOT BEEN
        REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").
        THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE
        OF AN EFFECTIVE  REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID
        ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR
        OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT
        REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR
        REGULATION S UNDER SAID ACT.

                          SECURED CONVERTIBLE DEBENTURE

Tierra Verde, Florida
September 20, 2002                                                      $100,000

                  FOR VALUE RECEIVED, SeaView Video Technology, Inc, a Nevada
corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of AJW Offshore, Ltd. or registered assigns (the "Holder") the sum of One
Hundred Thousand Dollars ($100,000), on September 20, 2003 (the "Maturity
Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum from September 20, 2002 (the "Issue Date")
until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this
Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid
("Default Interest"). Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the Holder, either quarterly on March 31,
June 30, September 30 and December 31 of each year beginning on September 30,
2002, or at the time of conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into common stock, $.001 par value per share, of the
Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the
Borrower, in whole or in part, in shares of Common Stock of the Borrower valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.
Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this
Debenture, the term "business day" shall mean any day other than a Saturday,
Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated September
20, 2002, pursuant to which this Debenture was originally issued (the "Purchase
Agreement").

         This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Debenture shall be secured by that certain Security Agreement dated by and between the Borrower and the Holder of even date herewith.

         The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

                  1.1      Conversion  Right.  The Holder shall have the right
from time to time, and at any time on or prior to the earlier of (i) the
Maturity Date and (ii) the date of payment of the Default Amount (as defined in
Article III) pursuant to Section 1.6(a) or Article III, the Optional Prepayment
Amount (as defined in Section 5.1 or any payments pursuant to Section 1.7, each in respect of the remaining outstanding principal amount of this Debenture to convert all or any part of the outstanding and unpaid principal amount of this
Debenture into fully paid and non-assessable shares of Common Stock, as such
Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price")
determined as provided herein (a "Conversion") provided, however, that in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1)
the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or the unexercised or unconverted portion of any other security of the Borrower
(including, without limitation, the warrants issued by the Borrower pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of
Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder of this Debenture may waive the limitations set forth herein by sixty-one (61) days written notice to the
Company. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A
(the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount"
means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2)
accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) Default
Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the
Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to Section 2(c) of that certain Registration Rights Agreement, dated as of September 20, 2002, executed in connection with the initial issuance of this Debenture and the other
Debentures issued on the Issue Date (the "Registration Rights Agreement").

                  1.2      Conversion Price.

                           (a)      Calculation of Conversion Price.   The
Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein)
(subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean the Applicable Percentage
(as defined herein) multiplied by the Market Price (as defined herein). "Market
Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one
Trading Day prior to the date the Conversion Notice is sent by the Holder to the
Borrower via facsimile (the "Conversion Date"). "Trading Price" means, for any security as of any date, the intraday trading price on the Over-the-Counter
Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Debentures and the Borrower or, if the OTCBB is not the
principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the
"pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the
Trading Price shall be the fair market value as mutually determined by the
Borrower and the holders of a majority in interest of the Debentures being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Debentures. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common
Stock is then being traded. "Applicable Percentage" shall mean 50.0%. The "Fixed
Conversion Price" shall mean $0.075.

                           (b)      Conversion Price During Major Announcements.
Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the
Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock
(or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price
that would otherwise be in effect. From and after the Adjusted Conversion Price
Termination Date, the Conversion Price shall be determined as set forth in this
Section 1.2(a). For purposes hereof, "Adjusted Conversion Price Termination
Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section
1.2(b) has been made, the date upon which the Borrower (in the case of clause
(i) above) or the person, group or entity (in the case of clause (ii) above)
consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section
1.2(b) to become operative.

                  1.3      Authorized Shares.  The Borrower covenants that
during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of the Debentures (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time) (the "Reserved
Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase
Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower
(i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of
Common Stock in accordance with the terms and conditions of this Debenture.

                  If, at any time a Holder of this Debenture submits a Notice of
Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "Conversion Default"), subject to Section
4.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this
Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the
"Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i)
the Conversion Price on the Conversion Default Date (as defined below) and (ii)
the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. In addition, the Borrower shall pay to the Holder payments
("Conversion Default Payments") for a Conversion Default in the amount of (x)
the sum of (1) the then outstanding principal amount of this Debenture plus (2)
accrued and unpaid interest on the unpaid principal amount of this Debenture through the Authorization Date (as defined below) plus (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y)
..24, multiplied by (z) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the
"Conversion Default Date") to the date (the "Authorization Date") that the
Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture. The
Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The
Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common
Stock (at such time as there are sufficient authorized shares of Common Stock)
at the applicable Conversion Price, at the Holder's option, as follows:

                           (a)      In the event Holder elects to take such
payment in cash,  cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

                           (b)      In the event Holder elects to take such
payment in Common Stock, the Holder may convert such payment amount into Common
Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

                  The Holder's election shall be made in writing to the Borrower at any time prior to 6:00 p.m., New York, New York time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash.
Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity
(including degree of specific performance and/or injunctive relief).

                  1.4      Method of Conversion.

                           (a)      Mechanics of Conversion. Subject to Section
1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a
Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time)
and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

                           (b)      Surrender of Debenture Upon Conversion.
Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this
Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

                           (c)      Payment of Taxes. The Borrower shall not be
required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder
(or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

                           (d)      Delivery of Common Stock Upon  Conversion.
Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this
Debenture) (such second business day being hereinafter referred to as the
"Deadline") in accordance with the terms hereof and the Purchase Agreement
(including, without limitation, in accordance with the requirements of Section
2(g) of the Purchase Agreement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement upon conversion of this Debenture shall not bear any restrictive legend).

                           (e)      Obligation of Borrower to Deliver Common Stock.
Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the
Holder shall have given a Notice of Conversion as provided herein, the
Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the
Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the
Holder in connection with such conversion. The Conversion Date specified in the
Notice of Conversion shall be the Conversion Date so long as the Notice of
Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

                           (f)      Delivery of Common Stock by Electronic Transfer.
In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities
Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal
Agent Commission ("DWAC") system.

                           (g)      Failure to Deliver Common Stock Prior to Deadline.
Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Debenture is more than two (2) days after the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common
Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this
Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

                  1.5      Concerning the Shares.  The shares of Common Stock
issuable upon conversion of this Debenture may not be sold or transferred unless
(i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv)
such shares are transferred to an "affiliate" (as defined in Rule 144) of the
Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the
Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this
Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE
        SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
        REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION
        OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF
        COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED
        UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER
        SAID ACT."

                  The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such
Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall (i) limit the Borrower's obligation under the Registration Rights Agreement or (ii) affect in any way the
Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

                  1.6      Effect of Certain Events.

                           (a)      Effect of Merger, Consolidation, Etc. At the
option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the
Borrower of a transaction or series of related transactions in which more than
50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other
Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III)
pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the
Default Amount (as defined in Article III) or (ii) be treated pursuant to
Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                           (b)      Adjustment Due to Merger, Consolidation, Etc.
If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the
Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the
Holder would have been entitled to receive in such transaction had this
Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets
(during which time the Holder shall be entitled to convert this Debenture) and
(b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                           (c)      Adjustment Due to Distribution. If the
Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares)
of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Debenture shall be entitled, upon any conversion of this
Debenture after the date of record for determining shareholders entitled to such
Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                           (d)      Adjustment Due to Dilutive Issuance.  If, at
any time when any Debentures are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the
Fixed Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Fixed Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance; provided that only one adjustment will be made for each
Dilutive Issuance.

                           The Borrower shall be deemed to have issued or sold
shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common
Stock is issuable upon the exercise of such Options is less than the Fixed
Conversion Price then in effect, then the Fixed Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of
Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of
Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of
Convertible Securities issuable upon exercise of such Options.

                           Additionally, the Borrower shall be deemed to have
issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Fixed Conversion Price then in effect, then the Fixed Conversion
Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of
Common Stock issuable upon the conversion or exchange of all such Convertible
Securities. No further adjustment to the Fixed Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (e)      Purchase Rights. If, at any time when any
Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property
(the "Purchase Rights") pro rata to the record holders of any class of Common
Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of
Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase
Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such
Purchase Rights.

                           (f)      Notice of Adjustments. Upon the occurrence
of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the
Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

                  1.7      Trading Market  Limitations. Unless permitted by the
applicable rules and regulations of the principal securities market on which the
Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Debenture and the other Debentures issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which, as of the Issue Date shall be
7,371,726 shares (19.99% of the total shares outstanding on the Issue Date), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum
Conversion Date"), if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount (a "Trading Market
Prepayment Event"), in lieu of any further right to convert this Debenture, and in full satisfaction of the Borrower's obligations under this Debenture, the
Borrower shall pay to the Holder, within fifteen (15) business days of the
Maximum Conversion Date (the "Trading Market Prepayment Date"), an amount equal to 130% times the sum of (a) the then outstanding principal amount of this
Debenture immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Debenture to the
Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the "Remaining Convertible Amount"). With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Section 4.8 below. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of this Debenture and the other Debentures issued pursuant to the
Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the
Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the
Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date. As used herein, "Shareholder Approval" means approval by the shareholders of the Borrower to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Debentures but for the Maximum Share Amount.

                  1.8      Status as Shareholder. Upon submission of a Notice of
Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a
Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the
Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent
Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the
Borrower's failure to convert this Debenture.

                          ARTICLE II. CERTAIN COVENANTS

                  2.1      Distributions on Capital Stock. So long as the
Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common
Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

                  2.2      Restriction on Stock Repurchases. So long as the
Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire
(whether for cash or in exchange for property or other securities or otherwise)
in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

                  2.3      Borrowings.  So long as the Borrower shall have any
obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debenture.

                  2.4      Sale of Assets. So long as the Borrower shall have
any obligation under this Debenture, the Borrower shall not, without the
Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                  2.5      Advances and Loans. So long as the Borrower shall
have any obligation under this Debenture, the Borrower shall not, without the
Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of
$50,000.

                  2.6      Contingent Liabilities. So long as the Borrower shall
have any obligation under this Debenture, the Borrower shall not, without the
Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

                         ARTICLE III. EVENTS OF DEFAULT

                  If any of the following events of default (each, an "Event of
Default") shall occur:

                  3.1      Failure to Pay Principal or Interest.  The Borrower
fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon a Trading Market Prepayment Event pursuant to Section
1.7, upon acceleration or otherwise.

                  3.2      Conversion and the Shares. The Borrower fails to
issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture
(for a period of at least sixty (60) days, if such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer
(electronically or in certificated form) any certificate for shares of Common
Stock issued to the Holder upon conversion of or otherwise pursuant to this
Debenture as and when required by this Debenture or the Registration Rights
Agreement, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of
Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights
Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder.

                  3.3      Failure to Timely File Registration or Effect
Registration. The Borrower fails to file the Registration Statement within sixty
(60) days following the Issue Date or obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within one hundred fifty
(150) days following the Issue Date or such Registration Statement lapses in effect (or sales cannot otherwise be made thereunder effective, whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or forty (40) days in any twelve month period after the Registration Statement becomes effective;

                  3.4      Breach of Covenants. The Borrower breaches any
material covenant or other material term or condition contained in Sections 1.3,
1.6 or 1.7 of this Debenture, or Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of
the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

                  3.5      Breach of Representations and Warranties. Any
representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the
Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this
Debenture, the Purchase Agreement or the Registration Rights Agreement;

                  3.6      Receiver or Trustee. The Borrower or any subsidiary
of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

                  3.7      Judgments. Any money judgment, writ or similar process
shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

                  3.8      Bankruptcy. Bankruptcy, insolvency,  reorganization
or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the
Borrower or any subsidiary of the Borrower; or

                  3.9      Delisting of Common Stock. The Borrower shall fail to
maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap
Market, the New York Stock Exchange, or the American Stock Exchange;

                  3.10     Default Under Other Debentures. An Event of Default
has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement.

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, or 3.10, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the
"Default Notice"), and upon the occurrence of an Event of Default specified in
Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment
(the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the
Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement (the then outstanding principal amount of this
Debenture to the date of payment plus the amounts referred to in clauses (x),
(y) and (z) shall collectively be known as the "Default Sum") or (ii) the
"parity value" of the Default Sum to be prepaid, where parity value means (a)
the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the
"Conversion Date" for purposes of determining the lowest applicable Conversion
Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the
Conversion Date), multiplied by (b) the highest Closing Price for the Common
Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the
"Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default
(and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the
Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

                            ARTICLE IV. MISCELLANEOUS

                  4.1      Failure or Indulgence Not Waiver. No failure or delay
on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2      Notices. Any notice herein required or permitted to
be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the
United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be
200 Madonna Boulevard, Tierra Verde, Florida 33715, facsimile number: (727)
866-7480. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

                  4.3      Amendments. This Debenture and any provision hereof
may only be amended by an instrument in writing signed by the Borrower and the
Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4      Assignability. This Debenture shall be binding upon
the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act).
Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  4.5      Cost of Collection. If default is made in the payment
of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

                  4.6      Governing Law. THIS DEBENTURE SHALL BE ENFORCED,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE,
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY
SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS
LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS
DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE
DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.
BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST
CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON
THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER
PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH
PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY
SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT
PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL
FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY
IN CONNECTION WITH SUCH DISPUTE.

                  4.7      Certain Amounts.  Whenever pursuant to this Debenture
the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the
Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common
Stock.

                  4.8      Allocations of Maximum Share Amount and Reserved Amount.
The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures issued to each Holder. Each increase to the Maximum Share Amount and Reserved
Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum
Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or
Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such
Holders.

                  4.9      Damages Shares. The shares of Common Stock that may
be issuable to the Holder pursuant to Sections 1.3 and 1.4(g) hereof and pursuant to Section 2(c) of the Registration Rights Agreement ("Damages Shares")
shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration
Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("Damages
Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages
Amounts is zero.

                  4.10     Denominations. At the request of the Holder, upon
surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

                  4.11     Purchase Agreement. By its acceptance of this
Debenture, each Holder agrees to be bound by the applicable terms of the
Purchase Agreement.

                  4.12     Notice of Corporate Events. Except as otherwise
provided below, the Holder of this Debenture shall have no rights as a Holder of
Common Stock unless and only to the extent that it converts this Debenture into
Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the
Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire
(including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.
The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.12.

                  4.13     Remedies. The Borrower acknowledges that a breach by
it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.
Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this
Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                         ARTICLE V. OPTIONAL PREPAYMENT

                  5.1.     Optional Prepayment. Notwithstanding anything to the
contrary contained in this Article V, so long as (i) no Event of Default or
Trading Market Prepayment Event shall have occurred and be continuing, (ii) the
Borrower has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Debentures, then at any time after the
Issue Date, and (iii) the Common Stock is trading below $1.00 per share, the
Borrower shall have the right, exercisable on not less than ten (10) Trading
Days prior written notice to the Holders of the Debentures (which notice may not be sent to the Holders of the Debentures until the Borrower is permitted to prepay the Debentures pursuant to this Section 5.1), to prepay all of the outstanding Debentures in accordance with this Section 5.1. Any notice of prepayment hereunder (an "Optional Prepayment") shall be delivered to the
Holders of the Debentures at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all of the Debentures issued on the Issue Date and (2) the date of prepayment (the "Optional Prepayment Notice"). On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the
Holders as specified by the Holders in writing to the Borrower at least one (1)
business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Debentures, the Borrower shall make payment to the holders of an amount in cash (the "Optional Prepayment Amount") equal to either
(i) 130% (for prepayments occurring within thirty (30) days of the Issue Date),
(ii) 140% (for prepayments occurring between thirty-one (31) and ninety (90)
days of the Issue Date) or 150% (for prepayments occurring after the ninetieth
(90th) day following the Issue Date), multiplied by the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Optional
Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections
1.3 and 1.4(g) hereof or pursuant to Section 2(c) of the Registration Rights
Agreement (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Optional Prepayment Sum"). Notwithstanding notice of an Optional Prepayment, the Holders shall at all times prior to the Optional
Prepayment Date maintain the right to convert all or any portion of the
Debentures in accordance with Article I and any portion of Debentures so converted after receipt of an Optional Prepayment Notice and prior to the
Optional Prepayment Date set forth in such notice and payment of the aggregate
Optional Prepayment Amount shall be deducted from the principal amount of
Debentures which are otherwise subject to prepayment pursuant to such notice. If the Borrower delivers an Optional Prepayment Notice and fails to pay the
Optional Prepayment Amount due to the Holders of the Debentures within two (2)
business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to redeem the Debentures pursuant to this Section 5.1.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 20th day of September, 2002.

                                                     SEAVIEW VIDEO TECHNOLOGY, INC.

                                                     By:      ______________________________
                                                              George S. Bernardich, III
                                                              President and Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

                  The undersigned hereby irrevocably elects to convert $__________
principal amount of the Debenture (defined below) into shares of common stock, par value $.001 per share ("Common Stock"), of SeaView Video Technology, Inc., a
Nevada corporation (the "Borrower") according to the conditions of the convertible debentures of the Borrower dated as of September 20, 2002 (the
"Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

                  The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system
("DWAC Transfer").

         Name of DTC Prime Broker:
         Account Number:

                  In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
         Address:

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________
                  Applicable Conversion Price:____________________
                  Number of Shares of Common Stock to be Issued Pursuant to
                  Conversion of the Debentures:______________
                  Signature:___________________________________
                  Name:______________________________________
                  Address:____________________________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original
Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.